Solesence, Inc. 8-K

Exhibit 99.1

Solésence Expands Debt Facilities to Fuel Growth Initiatives

Romeoville, Ill., June 2, 2025 –  Solésence, Inc. (Nasdaq: SLSN), a leader in scientifically-driven health care solutions across beauty and life science categories, today announced that it entered into amendments on May 27, 2025 to its existing loan agreements, providing increased borrowing capacity to support the execution of strategic objectives.

The new facility expands the Company’s three loan agreements to a maximum borrowing capacity from $14.2 million to $23.0 million and extends the maturity date under each respective loan agreement from October 1, 2025 to April 30, 2027.

The additional borrowing capacity provides Solésence with significant financial flexibility to support its strategic objectives, including procurement of key raw materials and supplies at favorable pricing, improvement of lead times associated with packaging and product launches, and empowerment of the company’s brand partners to drive product adoption.

“This increased financial capacity and extended timeline will be instrumental in supporting our operations and enabling us to better scale for growth and serve our brand partners,” said Jess Jankowski, President and Chief Executive Officer of Solésence. “We appreciate the continued support and confidence from our banking partners and key stakeholders.”

About Solésence, Inc.

Solésence, Inc. (Nasdaq: SLSN), is a leader in scientifically-driven health care solutions across beauty and life science categories. With a mission to deliver joy through innovation, inclusivity and the science of beautiful skin, we have redefined mineral-based sun protection by maximizing transparency, effectiveness, aesthetics, and wearability — empowering individuals to embrace beauty on their own terms. Combining best-in-class skin health solutions with the celebration of self-care, we allow brands to deliver unique product claims and attributes by seamlessly integrating protection, prevention, and treatment technologies into daily use products. Learn more at solesence.com.

Forward-Looking Statements

This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 31, 2025. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

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Media Contact:

media@solesence.com

Investor Relations Contact:

investors@solesence.com